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[VINSON & ELKINS LOGO]

                                                                     Exhibit 5.1

June 22, 2005

Superior Well Services, Inc.
1380 Rt. 286 East, Suite #121
Indiana, Pennsylvania  15701

Ladies and Gentlemen:

         We have acted as counsel for Superior Well Services, Inc., a Delaware corporation (the "Company"), in connection with the proposed offer and sale (the "Offering") by the Company and the selling stockholders (the "Selling Stockholders"), pursuant to a prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-124674, originally filed with the Securities and Exchange Commission on May 6, 2005 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the "Registration Statement"), of common stock, par value $0.01 per share, of the Company (the "Common Shares").

         In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Common Shares will be issued and sold in the manner described in the Registration Statement and the applicable prospectus and (iii) a definitive underwriting agreement in the form filed as an exhibit to the Registration Statement with respect to the sale of the Common Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

         In connection with the opinion expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, and (iii) the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

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VINSON & ELKINS LLP  ATTORNEYS AT LAW  Austin  Beijing        First City Tower, 1001 Fannin Street, Suite 2300, Houston,
Dallas  Dubai  Houston  London  Moscow  New York              TX 77002-6760
Tokyo  Washington                                             Tel 713.758.2222  Fax 713.758.2346  WWW.VELAW.COM
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June 22, 2005
Page 2

         Based upon the foregoing, we are of the opinion that:

                  (a) with respect to the Common Shares to be issued or sold by the Company, when (i) the Board of Directors of the Company or to the extent permitted by the Delaware General Corporation Law, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the "Board"), has taken all necessary corporate action to approve the price of the Common Shares and (ii) the Common Shares have been delivered in accordance with the applicable definitive underwriting agreement approved by the Board and upon issuance of the Common Shares and payment of the consideration therefor provided for therein (not less than the par value of the Common Shares), the Common Shares will be duly authorized, validly issued, fully paid and nonassessable; and

                  (b) the Common Shares proposed to be sold by the Selling Stockholders are duly authorized, validly issued, fully paid and nonassessable.

         This opinion is limited in all respects to the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware and of the United States.

         We hereby consent to the statement with respect to us under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

                                             Very truly yours,


                                             /s/ Vinson & Elkins LLP